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                                                                   EXHIBIT 99(b)

                               RAYCHEM CORPORATION

                FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1995

                  Participating Subsidiaries in the 1985 Supplemental Employee Stock Purchase Plan for employees of certain subsidiaries.

       The following subsidiaries of Raychem Corporation have been designated by the Administrator to participate in the Plan:

       Raychem Ltd.
       Raychem Aktiebolag
       Raychem A/S (Norway)
       Raychem Canada Limited
       Raychem Industrial y Comercial Limitada
       Raychem International (Ireland)
       Raychem Produtos Irradiados Limitada
       Raychem S.A. Industrial y Comercial
       Raychem Tecnologias, S.A. de C.V.
       Raychem Technologies Limited
       Raychem de Venezuela, C.A.